EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13G/A (including amendments thereto) with respect to the Common Stock of Sunopta Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned, hereby execute this Agreement this February 11, 2021.

ARDSLEY ADVISORY PARTNERS LP
By: Ardsley Advisory Partners GP LLC, its general partner

By: Steve Napoli/ Member of its general partner
Name/Title

/s/ Steve Napoli
Signature

ARDSLEY ADVISORY PARTNERS GP LLC

By: Steve Napoli/ Member
Name/Title

/s/ Steve Napoli
Signature

ARDSLEY PARTNERS I GP LLC

By: Steve Napoli/ Member
Name/Title

/s/ Steve Napoli
Signature

PHILIP J. HEMPLEMAN

By: Steve Napoli/Attorney-in Fact for Philip J. Hempleman
Name/Title

/s/ Steve Napoli*
Signature

ARDSLEY HEALTHCARE FUND, L.P.
By: Ardsley Partners I GP LLC, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/Member of its general partner

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P.
By: Ardsley Partners I GP LLC, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/Member of its general partner

ARDSLEY DUCKDIVE FUND, L.P.
By: Ardsley Partners I GP LLC, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/Member of its general partner

ARDSLEY RIDGECREST PARTNERS FUND, L.P.
By: Ardsley Partners I GP LLC, General Partner

/s/ Steve Napoli
Signature

Steve Napoli/Member of its general partner

* Executed by Steve Napoli as Attorney-in-Fact for Philip J. Hempleman. The Power of Attorney for Mr. Hempleman is attached as Exhibit 2 to the Statement on Schedule 13G/A with respect to the Common Stock of Vaxgen, Inc., filed on February 15, 2006, and is incorporated herein by reference.